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                                                                EXHIBIT 10(iii)

                                                    As amended January 28, 1998


                               THE STANLEY WORKS

                      1988 LONG-TERM STOCK INCENTIVE PLAN


1. PURPOSE

            The purpose of The Stanley Works (the "Company") 1988
Long-Term Stock Incentive Plan (the "Plan") are to enhance and reinforce the Company's goals for profitable growth by providing senior management employees with additional financial rewards for attainment of such growth and encouraging their stock ownership through the payment of such rewards partly in Company stock.


2. DEFINITIONS

     (A) The following terms shall have the following meanings for purposes of the Plan:

     "Award Cycle" means the period over which the Target Incentive Award is to be earned out.

     "Board of Directors" means the Board of Directors of The Stanley Works.

     "Committee" means the Compensation and Organization Committee of the Board of Directors.

     "Company" means The Stanley Works and each of its majority owned subsidiaries.

     "Earnings Per Share" means the earnings per common share (on a fully diluted basis, if earnings per share are so reported) in the audited consolidated earnings statement for the year included in the Company's Annual Report to Stockholders.

     "Net Earnings" means the net earnings in the audited consolidated statements of earnings for the year included in the Company's Annual Report to Stockholders.

     "Participant" means any employee of the Company with respect to whom a Target Incentive Award is made.

     "Target Incentive Award" means an award, expressed as a percentage of base salary,


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     assigned to a Participant to be earned out during the Award Cycle.

     (B) Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and the definition of any terms herein in the singular shall also include the plural.

3. ADMINISTRATION

     The Plan shall be administered by the Compensation and Organization Committee of the Board of Directors. The Committee is authorized to interpret the Plan and may, from time to time, adopt such rules and regulations for carrying out the Plan as it shall determine, provided the same are not inconsistent with the Plan as written. Decisions of the Committee shall be final, conclusive and binding on all parties.


4. PARTICIPATION

         Participation in the Plan shall be limited to regular senior management employees of the Company, including officers, as specified by the Committee. The selection of Participants and their respective Target Incentive Awards shall be determined by the Committee.


5. AWARD GRANTS

         (A) The Plan shall have a duration of ten fiscal years of the Company commencing January 3, 1988. Target Incentive Award grants will be made annually. Such awards will be paid out in full or in part on the basis of Company performance in terms of (i) in the case of Award Cycles commencing prior to January 1, 1989, compound annual growth rate in Earnings Per Share over a five-year Award Cycle, and (ii) in the case of Award Cycles commencing on or after January 1, 1989, average annual growth rate in Net Earnings over a five-year Award Cycle.

         (B) Target Incentive Awards shall be expressed as a percentage of a Participant's average annual base salary (or, at the discretion of the Committee in the case of any or all Participants outside the United States, as a percentage of an amount deemed by the Committee appropriate to the Participant's position) during the Award Cycle with base salary calculated as zero for any portion of the Award Cycle that the employee is not a participant. In its discretion, the Committee may during an Award Cycle increase or decrease on a pro rata basis a Participant's Target Incentive Award percentage for that Award Cycle; if it does so, or if it establishes a Participant's Target Incentive Award for an Award Cycle at a higher or lower percentage than it had previously established for Award Cycles then underway, the Participant's Target Incentive Award percentage for all Award Cycles then underway shall be similarly


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adjusted on a pro rata basis unless the Committee declares otherwise.
Notwithstanding the foregoing sentence, there shall be no "decrease" nor "lower percentage" with respect to any Participant's participation in any particular Award Cycle except when such participation commenced on or after June 1, 1988. Notwithstanding the two immediately preceding sentences, there shall be no "decrease" nor "lower percentage" made by the Committee after any Change in Control of the Company (as defined in paragraph 13 hereof) with respect to any Participant's participation in any Award Cycle.

         (C) Employees who become eligible to participate in the Plan during an Award Cycle may, at the discretion of the Committee, either be given a Target Incentive Award in such Award Cycle or be withheld from participation in the Plan until the beginning of the next Award Cycle. When the Committee designates an employee a Participant, such employee shall thereupon participate in all Award Cycles then underway.


6. RIGHT TO PAYMENT OF AWARDS

         (A) The Committee shall, subject to approval by the Board of Directors, establish, prior to each Award Cycle, a targeted compound annual growth rate in Earnings Per Share (in the case of Award Cycles commencing prior to January 1, 1989) or in Net Earnings (in the case of Award Cycles commencing on or after January 1, 1989) at which 100% of the Target Incentive Award shall be earned. Such action by the Committee may be postponed until after the commencement of the Award Cycle, but in no event shall the Committee act more than six months after such commencement. The Committee shall also establish performance levels above and below this targeted level at which greater or lesser portions, respectively, of the Target Incentive Award shall be earned.

         (B) Target Incentive Awards shall be earned and payable only if and to the extent to which actual Company performance meets or exceeds the minimum performance level established by the Committee.

         (C) In an unusual circumstance, including but not limited to an acquisition, disposition or merger, stock split or stock dividend, or changes in accounting principles and methods, the Committee may make commensurate adjustments in performance levels during the Award Cycle.


7. PAYMENT OF AWARDS

         (A) Except as otherwise provided in paragraph 9 hereof, no payment of Target Incentive Awards shall be made prior to the end of an Award Cycle.

         (B) Payment of the Target Incentive Awards shall be made on the first business day of


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April following the end of the last year of the Award Cycle, or such shorter period with respect to which payment shall be made pursuant to paragraph 9 hereof.

         (C) Target Incentive Awards earned shall be paid fifty-five percent (55%) in cash and forty-five percent (45%) in shares of Company common stock or, at the discretion of the Committee, solely in cash, solely in shares or in any combination thereof. For purposes of determining the number of shares to be issued, the value per share shall be deemed to be the average of the daily closing prices of the common shares as reported for the New York Stock Exchange Composite Transactions during the Award Cycle.


8. DEFERRAL OF PAYMENT OF AWARDS

             (A)  Election by Participant.

                  (i) A Participant can elect to defer all or none of the Target Incentive Award payment. The election to defer by the Participant must be made not later than the December immediately preceding the last year of the Award Cycle whose Target Incentive Award payment is being deferred.

                  (ii) Once made, an election may not be changed either as to deferment or so as to accelerate the time of future payment, except (a) with the approval of the Committee upon demonstration of a financial hardship by the Participant, or
                  (b) upon forfeiture of a penalty equal to that percentage of the amount of the payment equal to the Treasury Bill rate as provided in paragraph 8(D)(vi) hereof.

                  (iii) The election must specify when or under what circumstances the future lump-sum payment is to be made. The circumstances which may be specified are limited to death, retirement, or termination of employment.

                  Notwithstanding the specifics of the election, any deferred amount and earnings thereon not paid out prior to the later of the death of the Participant or the tenth anniversary of the Participant's termination of employment by death, retirement or otherwise will be paid out promptly after the later of such death or such anniversary.

         (B) Participant's Account. Amounts which a Participant has elected to defer under the Plan shall be credited to the Participant's account in shares of the Corporation's common stock (valued at the mean between the highest and lowest sales prices of the common stock reported as New York Stock Exchange Composite Transactions for the date such amount would otherwise have been paid). The Participant shall not have any interest in the common stock until distributed in accordance with the Plan. Shares credited to the Participant's account shall accrue


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amounts equivalent to cash or stock dividends. Such amounts shall similarly be credited to the Participant's account in shares of the Corporation's common stock valued as described in the first sentence of this paragraph as of the respective dividend payment dates.

     (C) Distribution from Accounts.

          (i) Distribution will be made from a Participant's account in January of the year specified in the election, but not later than promptly following the later of the death of the Participant or the tenth anniversary of a Participant's termination of employment by death, retirement or otherwise. Payment, subject to government withholding requirements, will be in the form of a stock certificate evidencing shares as follows:

          (a)  the number of shares (adjusted as provided in paragraph 8 (D)
               (v) hereof for stock splits, etc.) the Participant would have received if his or her Target Incentive Award payment had not been deferred, plus

          (b) the number of shares representing the balance of his or her account (valued at the mean between the highest and lowest sales prices of the common stock reported as New York Stock Exchange Composite Transactions for the last trading day immediately preceding the date of payment).

          (ii) The Committee may distribute all of a Participant's account prior to the date set forth in the Participant's election or elections in the event of an extraordinary corporate event or transaction.

     (D) General.

          (i) Dividends and other earnings credited on deferred amounts under the Plan will not constitute earnings for pension plan purposes.

          (ii) The right of a Participant to receive any amount in the Participant's account shall not be transferable or assignable by the Participant, except by will or by the laws of descent and distribution, and no part of such amount shall be subject to attachment or other legal process.

          (iii) The Company shall not be required to reserve or otherwise set aside shares of common stock for the payment of its obligations hereunder. The Company shall make available as and when required a sufficient number of shares of common stock to meet the needs of the Plan. To the extent that registration of


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                  such shares under the Securities Act of 1933 shall be
                  required prior to their resale, the Company undertakes to either file a registration statement relating to such shares or include such shares in another registration statement to be filed within a reasonable time.

                  (iv) Each Participant participating in the Plan will receive an annual statement indicating the number of shares credited to the Participant's account as of the end of the preceding calendar year.

                  (v) If adjustments are made to outstanding shares of common stock or to the capital structure of the Company as a result of stock dividends, stock splits or combinations, recapitalizations, mergers, consolidations, exchange offers, issuer tender offers, extraordinary cash dividends, or similar events or transactions, an appropriate adjustment will also be made in the number of shares credited to the Participant's account.

                  (vi) The Treasury Bill rate means that interest rate equal to the yield for 3- month U.S. Treasury Bills as reported for the last business day of the preceding calendar quarter.

9. TERMINATION OF EMPLOYMENT

         (A) If a Participant's employment is terminated before the end of an Award Cycle for any reason other than death, total and permanent disability (as determined under the Company's pension plan) or retirement (normal or early), the rights of such Participant under the Plan shall terminate except as the Committee may in its discretion otherwise determine.

         (B) If a Participant's employment is terminated before the end of an Award Cycle but not less than twelve (12) months after the start of such cycle on account of death, total and permanent disability (as determined under the Company's pension plan) or retirement (normal or early), or, if the Committee in the exercise of its discretion under (A) above shall have determined that the Participant's rights shall not terminate upon the termination of his employment, such Participant shall be entitled to a pro rata portion of any Target Incentive Award which would have been earned if the participant had continued employment through the end of the Award Cycle. Such pro rata portion shall be the arithmetic mean of the percentages of the Target Incentive Awards paid in respect of the four Award Cycles most recently completed prior to termination. The pro rata portion of the Award to which the Participant shall be entitled shall be calculated by multiplying the Target Incentive Award which would have been earned by a fraction, the numerator of which is the number of full months of participation in the Award Cycle and the denominator of which is the number of full months in the Award Cycle.

10. MISCELLANEOUS PROVISIONS


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     (A) Nothing in this Plan shall be construed as giving an employee any right to remain in the employ of the Company. The receipt of a Target Incentive Award grant for any one Award Cycle shall not give an employee a right to receive a Target Incentive Award grant for any subsequent Award Cycle.

     (B) No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy. In the event of a Participant's death, payment shall be made to the Participant's designated beneficiary, or in the absence of such designation, to the Participant's estate.

     (C) The Company shall have the right to deduct from all payments under this Plan any Federal or state taxes required by law to be withheld with respect to such payments.

     (D) Payments under the Plan shall not constitute earnings for purposes of the Company's pension plan.

     (E) The number of shares which may be issued under this Plan subject to appropriate adjustment in the event of a stock dividend or stock split shall not exceed 1,400,000. In the event a greater number of shares would be required to satisfy Target Incentive Awards previously made, payment of such Awards may be made entirely in cash.


11. AMENDMENT AND TERMINATION

     The Board of Directors may, at any time, terminate, modify or amend this Plan except insofar as the maximum number of shares to be issued hereunder is concerned. No termination, modification or amendment shall, without the consent of the Participants, adversely affect the rights of such Participants.

12. EFFECTIVE DATE OF THE PLAN

     Subject to the approval of the shareholders of the Company, the Plan shall be effective as of January 3, 1988.


13. DEFINITION OF CHANGE IN CONTROL

     For purposes of this Plan, a "Change in Control of the Company" shall be deemed to have occurred if



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               (A) Any "person", as such term is defined in Section 3 (a) (9)
          and modified and used in Section 13 (d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company), or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

               (B) during any period of two consecutive years (not including any period prior to the adoption of this amendment to this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C) or (D) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (C) the stockholders of the Company approve a merger or consolidation of the Company with any other Corporation, other than
          (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or be being converted into voting securities of the surviving entity) more than 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction in which no "person" (with the exceptions specified in clause (A) of this definition) acquires 25% or more of the combined voting power of the Company's then outstanding securities; or

               (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                   For purposes of paragraph 16 of this Plan, a "Change in Control of the Company" shall also be deemed to have occurred if the Company consummates a merger, consolidation, stock dividend, stock split or combination, extraordinary cash dividend, exchange offer, issuer tender offer or other transaction effecting a recapitalization of the Company (or similar transaction) (the "Transaction") and, in connection with the Transaction, a Designated Downgrading occurs with respect to the unsecured general obligations of the Company (the "Securities"), as described below:


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               (i) If the rating of the Securities by both Rating Agencies
          (defined hereinafter) on the date 60 days prior to the public announcement of the Transaction (a "Base Date") is equal to or higher than BBB Minus (as hereinafter defined), then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the effective date of the Transaction (or, if later, the earliest date on which the rating shall reflect the effect of the Transaction) (as applicable, the "Transaction Date") is equal to or lower than BB Plus (as hereinafter defined); if the rating of the Securities by either Rating Agency on a Base Date is lower than BBB Minus, then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the Transaction Date has decreased from the rating by such Rating Agency on the Base Date. In determining whether the rating of the Securities has decreased, a decrease of one gradation (+ and - for S&P and 1, 2 and 3 for Moody's, or the equivalent thereof by any substitute rating agency referred to below) shall be taken into account;

               (ii) "Rating Agency" means either Standard & Poor's Corporation or its successor ("S&P") or Moody's Investors Service, Inc. or its successor ("Moody's");

               (iii) "BBB Minus" means, with respect to ratings by S&P, a rating of BBB and, with respect to ratings by Moody's, a rating of Baa3, or the equivalent thereof by any substitute agency referred to below; and

               (iv) "BB Plus" means, with respect to ratings by S&P, a rating of BB+ and, with respect to ratings by Moody's, a rating of BBB3, or the equivalent thereof by any substitute agency referred to below.

               (v) The Company shall take all reasonable action necessary to enable each of the Rating Agencies to provide a rating for the Securities, but, if either or both of the Rating Agencies shall not make such a rating available, a nationally-recognized investment banking firm shall select a nationally-recognized securities rating agency or two nationally-recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.

14 PRO-RATA PAYMENT FOLLOWING CHANGE IN CONTROL

     Notwithstanding any of the preceding provisions of this Plan, upon the occurrence of any Change in Control of the Company, it shall be deemed, solely for purposes of this Plan, that each Participant's employment has terminated on the date of such Change in Control by reason of retirement and that each Award Cycle which was in progress on such date had begun at least 12 months before such date. Each Participant shall thereupon be paid a pro-rata portion of any pending Target Incentive Awards, in accordance with paragraph 9 hereof; provided,


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however, that payment shall be calculated as if it were being paid solely in shares of Company common stock in accordance with paragraph 7 (C), and then actually shall be paid in cash with such shares valued at the higher of (i) the closing price of such shares as reported on the New York Stock Exchange - Composite Transactions on the date preceding and nearest the date the Change in Control occurred or (ii) the highest per share price for the common stock of the Corporation actually paid in connection with such Change in Control, provided, however, that such value shall not exceed the amount necessary to provide a fully equitable payment of such account, taking into consideration any adjustments made pursuant to paragraph 8 (D) (v) of the Plan with respect to any events or transactions constituting a Change in Control of the Company, or a part thereof.

15. PAYMENT OF PREVIOUSLY UNPAID AMOUNTS FOLLOWING CHANGE IN
    CONTROL

     Notwithstanding any of the preceding provisions of this Plan, upon the occurrence of any Change in Control of the Company, if any Target Incentive Award amount which any Participant earned under this Plan during any Award Cycle which ended prior to the Change in Control has neither been paid to such Participant nor credited to such Participant's account under paragraph 8 hereof, such Target Incentive Award amount shall be paid to such Participant immediately following the first date on which such Target Incentive Award can be calculated and shall in no event be paid later than the later of (i) the first business day of April following the final year of the Award Cycle with respect to which such Target Incentive Award was earned, or (ii) the fifteenth
(15th) day following the Change in Control.

16. PAYMENT OF DEFERRED ACCOUNT FOLLOWING A CHANGE IN CONTROL

     Notwithstanding any of the preceding provisions of this Plan, as soon as possible following any Change in Control of the Company, payment shall be made, in cash, of the entire account of each Participant under paragraph 8 hereof. For purposes of calculating the amount of such payment, any shares of the Company's common stock credited to, or accrued in, any Participant's account shall be valued at the higher of (i) the closing price of such shares as reported on the New York Stock Exchange - Composite Transactions on the date preceding and nearest the date the Change in Control occurred or (ii) the highest per share price for the common stock of the Company actually paid in connection with such Change in Control; provided, however, that such value shall not exceed the amount necessary to provide a fully equitable payment of such account, taking into consideration any adjustments made pursuant to paragraph 8 (D) (v) of the Plan with respect to any events or transactions constituting a Change in Control of the Company, or a part thereof.